UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

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☒	Preliminary Proxy Statement

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☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

Superior Energy Services, Inc.
(Name of registrant as specified in its charter)

(Name of person(s) filing proxy statement, if other than the registrant)

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2019 Special Meeting Proxy Statement

November     , 2019

Dear Stockholders:

Superior Energy Services, Inc. (the “Company”) recently received notification from the New York Stock Exchange (the “NYSE”) that trading of the Company’s common stock had been suspended on the NYSE and that delisting proceedings had commenced because of the “abnormally low” price levels of the Company’s common stock. After careful consideration, the Board of Directors (the “Board”) has concluded that it is in the best interests of the Company and its stockholders to remain listed on a national securities exchange. As a result, the Company has appealed the NYSE’s determination and requested that the NYSE reinstate trading of the Company’s common stock. To address the NYSE’s continued listing standard requiring that the average closing price of the Company’s common stock be at least $1.00 per share over a period of 30 consecutive trading days, the Board recommends implementing a reverse stock split to increase the price per share of the Company’s common stock. We believe the expected resulting price increase of the Company’s common stock will enhance the acceptability and marketability of the Company’s common stock by institutional investors and brokerage firms. If the NYSE appeal is unsuccessful and the reverse stock split is approved by stockholders, the Company will pursue listing on the Nasdaq Global Market (the “NASDAQ”).

To obtain approval for the reverse stock split and the resulting reduction in the number of authorized shares of the Company’s common stock, the Board and senior management team cordially invite you to attend a Special Meeting of Stockholders of Superior Energy Services, Inc. to be held on December 18, 2019, at 9 a.m., Central Time, at our headquarters located at 1001 Louisiana Street, Houston, Texas 77002 (the “Special Meeting”).

At the Special Meeting, we will ask you to consider and vote on a proposal to adopt and approve an amendment to the Company’s Restated Certificate of Incorporation that effects: (a) a reverse stock split of the outstanding shares of the Company’s common stock, at a reverse stock split ratio ranging from any whole number between one-for-five to one-for-fifteen, as determined by our Board of Directors, and (b) a proportionate reduction in the number of authorized shares of the Company’s common stock as illustrated in the table under the caption “Proposal-Effects of the Reverse Stock Split and the Authorized Share Reduction-Effect on Shares” in the accompanying proxy statement.

The proxy statement attached to this letter provides you with information about the proposed reverse stock split amendment. Please read the entire proxy statement carefully. You may obtain additional information about the Company from documents we file with the Securities and Exchange Commission.

Your vote is important to us. We encourage you to participate and show your support by casting your vote “FOR” the proposal to adopt and approve an amendment to the Company’s Restated Certificate of Incorporation by one of the methods specified in the proxy statement.

Sincerely,

Terry E. Hall Founder & Chairman of the Board	David D. Dunlap Chief Executive Officer & President

Notice of Special Meeting of Stockholders

The Special Meeting of the Stockholders of the Company will be held on the date, time and place set forth below:

SPECIAL MEETING OF STOCKHOLDERS
Date:	Wednesday, December 18, 2019
Time:	9:00 a.m. (Central Time)
Place:	1001 Louisiana Street, Houston, Texas 77002
Record Date:	November 18, 2019

PURPOSE:

The Special Meeting will be held to adopt and approve an amendment to our Restated Certificate of Incorporation to effect (a) a reverse stock split of the outstanding shares of the Company’s common stock, par value $0.001 per share (“common stock”), at a reverse stock split ratio ranging from any whole number between one-for-five to one-for-fifteen, as determined by our Board of Directors (the “Reverse Stock Split”) and (b) a proportionate reduction in the number of authorized shares of the Company’s common stock as illustrated in the table under the caption “Proposal-Effects of the Reverse Stock Split and the Authorized Share Reduction–Effect on Shares” in the accompanying proxy statement (the “Authorized Share Reduction”).

VOTING:

No matter how large or small your holdings may be, your vote is important. Please vote on the matters described in the accompanying proxy statement as soon as possible, even if you plan to attend the Special Meeting. Stockholders as of the record date may vote on or before December 17, 2019 by 11:59 p.m., Central Time, by the internet, the telephone or mail or in person at the Special Meeting on December 18, 2019 at 9:00 a.m., Central Time. Please note that if you hold shares of common stock through a broker, bank or other nominee and you wish to vote in person at the Special Meeting, you must obtain from your broker, bank or other nominee a proxy issued in your name.

Whether or not you plan to attend the Special Meeting, we urge you to cast your vote and submit your proxy in advance of the Special Meeting by one of the methods below. Make sure to have your proxy card or voting instruction card (“VIC”) in hand.

By the internet at www.voteproxy.com	By telephone at 1-800- PROXIES (1-800-776-9437) in the U.S. or 1-718-921-8500 outside the U.S.	By completing, signing and dating your proxy card or VIC in the envelope provided	In person by completing, signing and dating a ballot at the Special Meeting

Submitting your proxy now will not prevent you from voting your shares in person at the Special Meeting, as your proxy is revocable at your option. For more details, see “How can I vote my shares?” under “Questions and Answers About the Special Meeting and Voting” in the accompanying proxy statement.

RECOMMENDATION:

The Board recommends that you vote “FOR” the proposal to adopt and approve an amendment to our Restated Certificate of Incorporation to effect the Reverse Stock Split and the Authorized Share Reduction.

On behalf of our Board of Directors, I thank you for exercising your right to vote your shares.

William B. Masters

Secretary

Houston, Texas

November     , 2019

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SPECIAL

MEETING TO BE HELD ON DECEMBER 18, 2019

This proxy statement (including this Notice of Special Meeting of Stockholders) is available without cost at https://materials.proxyvote.com/868157

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ABOUT THIS PROXY STATEMENT

GENERAL INFORMATION

This proxy statement is being furnished by the Company (“we”, “us” or “our”) in connection with the solicitation by the Board of proxies to be voted at our Special Meeting to be held on December 18, 2019, at 9 a.m., Central Time, at our headquarters located at 1001 Louisiana Street, Houston, Texas 77002, and at any adjournment or postponement thereof. The holders of record of the Company’s common stock, as of the close of business on November 18, 2019, the record date for the Special Meeting (the “record date”), will be entitled to notice of and to vote at the Special Meeting and any adjournment or postponements thereof. As of the record date, there were 146,849,439 shares of our common stock issued, outstanding and entitled to vote. Each share of our common stock is entitled to one vote on any matter presented at the Special Meeting.

The purpose of the Special Meeting is to adopt and approve an amendment to our Restated Certificate of Incorporation to effect (a) a reverse stock split of the outstanding shares of the Company’s common stock, par value $0.001 per share, at a reverse stock split ratio ranging from any whole number between one-for-five to one-for-fifteen, as determined by our Board and (b) a proportionate reduction in the number of authorized shares of the Company’s common stock as illustrated in the table under the caption “Proposal–Effects of the Reverse Stock Split and the Authorized Share Reduction–Effect on Shares” in the accompanying proxy statement.

If our stockholders adopt and approve the amendment to our Restated Certificate of Incorporation to effect the Reverse Stock Split and the Authorized Share Reduction, the Reverse Stock Split and the Authorized Share Reduction will become effective upon the filing of the certificate of amendment to our Restated Certificate of Incorporation (the “Certificate of Amendment”) with the Delaware Secretary of State. The Reverse Stock Split will be implemented promptly after we receive stockholder approval of the proposal.

RECOMMENDATION OF THE BOARD OF DIRECTORS

The Board recommends that you vote “FOR” the adoption and approval of the amendment to our Restated Certificate of Incorporation to effect the Reverse Stock Split and the Authorized Share Reduction.

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QUESTIONS AND ANSWERS ABOUT THE SPECIAL MEETING AND VOTING

Why did I receive these proxy materials?

Our Board is soliciting your proxy to vote at the Special Meeting because you owned shares of our common stock at the close of business on November 18, 2019, the record date for the Special Meeting, and are entitled to vote at the Special Meeting. This proxy statement is being mailed to our stockholders on or about November 22, 2019. This proxy statement summarizes the information you need to know to vote at the Special Meeting. You do not need to attend the Special Meeting to vote your shares of common stock.

On what matters will I be voting?

At the Special Meeting, our stockholders will be asked to adopt and approve the amendment to our Restated Certificate of Incorporation to effect the Reverse Stock Split and the Authorized Share Reduction.

How many shares of the Company’s common stock are eligible to be voted?

Admission to the Special Meeting is limited to stockholders as of the close of business on November 18, 2019, the record date for the Special Meeting, and their authorized proxy holders. As of the record date for the Special Meeting, we had 146,849,439 shares of our common stock outstanding, each of which entitles the holder to one vote.

What is the difference between holding shares as a stockholder of record and as a beneficial owner?

If your shares of our common stock are registered in your name with our transfer agent, American Stock Transfer and Trust Company, you are considered, with respect to those shares, the “stockholder of record.” As the stockholder of record, you have the right to grant your voting proxy directly to us or to vote on the internet, by telephone, by mail or in person at the Special Meeting.

If your shares of our common stock are held in a stock brokerage account or by a broker, bank or other nominee, you are considered the “beneficial owner” of those shares held in “street name.” In this case, the proxy materials have been forwarded to you by your broker, bank or other nominee. As the beneficial owner, you have the right to direct your broker, bank or other nominee how to vote your shares by using the VIC you received from your broker, bank or other nominee. You should also be aware that you may not vote shares held in street name by returning a proxy card directly to us or by voting in person at the Special Meeting, unless you provide a legal proxy, which you must obtain from your broker, bank or other nominee. Therefore, if you are the beneficial owner, for your vote to be counted you will need to communicate your voting decisions to your broker, bank or other nominee.

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QUESTIONS AND ANSWERS ABOUT THE SPECIAL MEETING AND VOTING

How can I vote my shares?

You may vote using any of the following methods depending on if you are a stockholder of record or a beneficial owner. Stockholders of record can vote via the internet, telephone or mail 24 hours a day, seven days a week until 11:59 p.m. on December 17, 2019 or in person at the Special Meeting on December 18, 2019 at 9 a.m., Central Time. We recommend that you follow the instructions on how to submit your voting instructions in the materials you receive from the organization.

Internet: Vote at www.voteproxy.com. Please have your proxy card available when you access the website. The availability of telephone and internet voting for beneficial owners will depend on the voting processes of your broker, bank or other nominee.

Telephone: Vote at 1-800-PROXIES (1-800-776-9437) in the U.S. or 1-718-921-8500 outside the U.S.
Proxy card or VIC by mail: Be sure to complete, sign and date the card and return it in the prepaid envelope.

In person at the Special Meeting: All stockholders may vote in person on December 18, 2019 at 9 a.m. (Central Time) at the Special Meeting. You may also be represented by another person at the Special Meeting by properly designating such person as your proxy. If you are a beneficial owner of shares of our common stock, you must obtain a legal proxy from your broker, bank or other nominee and present it to the inspectors of election with your ballot when you vote your shares at the Special Meeting.

Can I change my vote?

Yes. Your proxy can be revoked or changed at any time before it is used to vote your shares of our common stock by notice in writing to our Secretary, by our timely receipt of another proxy with a later date or by voting in person at the Special Meeting. Your attendance alone at the Special Meeting will not be enough to revoke your proxy.

Will multiple stockholders residing in the same household each receive a separate notice?

The U.S. Securities and Exchange Commission (the “SEC”) permits a single proxy statement to be sent to any household at which two or more stockholders reside if they appear to be members of the same family. Each stockholder continues to receive a separate proxy card. This procedure, referred to as householding, reduces the volume of duplicate information stockholders receive and reduces mailing and printing expenses. A number of brokerage firms have instituted householding.

As a result, if you hold your shares through a broker and you reside at an address at which two or more stockholders reside, you will likely be receiving only one proxy statement unless any stockholder at that address has given the broker contrary instructions. However, if any such beneficial stockholder residing at such an address wishes to receive a separate proxy in the future, or if any such beneficial stockholder that elected to continue to receive separate proxy statement wishes to receive a single proxy in the future, that stockholder should contact their broker or send a request to our Secretary by calling us at (713) 654-2200 or writing us at 1001 Louisiana Street, Suite 2900, Houston, Texas 77002. We will deliver, promptly upon written request to our Secretary, a separate copy of this proxy statement to a beneficial stockholder at a shared address to which a single copy of the documents was delivered.

Can I access the proxy materials on the Internet?

The Notice of Special Meeting of Stockholders and this proxy statement are available on our website at www.superiorenergy.com.

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QUESTIONS AND ANSWERS ABOUT THE SPECIAL MEETING AND VOTING

What happens if I do not instruct my broker how to vote?

Under applicable rules, the proposal to adopt and approve an amendment to our Restated Certificate of Incorporation to effect the Reverse Stock Split and the Authorized Share Reduction is considered a “discretionary” item. Consequently, for the proposal, a broker will have discretion to vote your shares and, therefore, may vote your shares with respect to the proposal even if you do not provide your broker with instructions on the proposal.

What is a quorum for the Special Meeting?

Our Bylaws provide that a majority of the outstanding shares of our common stock entitled to vote, represented in person or by proxy, constitutes a quorum at a meeting of our stockholders. As of the record date, 73,424,721 shares of our common stock constitute a quorum. If you are a beneficial owner of shares of our common stock and you do not instruct your broker, bank or other nominee how to vote your shares on any of the proposals, your shares will be counted as present at the Special Meeting for purposes of determining whether a quorum exists. In addition, stockholders of record who are present at the Special Meeting in person or by proxy will be counted as present at the Special Meeting for purposes of determining whether a quorum exists, whether or not the holder abstains from voting on any or all of the proposals.

What is the voting requirement to approve the proposal to adopt and approve the amendment?

The affirmative vote of the holders of a majority of the shares entitled to vote at the Special Meeting is required to adopt and approve the amendment to our Restated Certificate of Incorporation to effect the Reverse Stock Split and the Authorized Share Reduction. Abstentions will act as a vote against adoption and approval of the amendment to our Restated Certificate of Incorporation to effect the Reverse Stock Split and the Authorized Share Reduction.

How will my shares be voted at the Special Meeting?

If you properly complete, sign, date and return a proxy, your shares will be voted as you specify. If you are a stockholder of record and you do not submit voting instructions on your returned proxy card, your shares of our common stock will be voted in accordance with the recommendations of our Board, as provided above.

If you are a beneficial owner of common stock, you may provide instructions to your broker, bank or a nominee on how to vote on the proposals. If you do not provide instructions, your broker, bank or other nominee may vote your shares on the proposals, as they are considered “routine” matters.

What are the effects of abstentions on the proposal?

Abstentions will have the effect of a vote “AGAINST” the proposal to adopt and approve an amendment to our Restated Certificate of Incorporation to effect the Reverse Stock Split and the Authorized Share Reduction.

Could other matters be decided at the Special Meeting?

Other than the adoption and approval of an amendment to our Restated Certificate of Incorporation to effect the Reverse Stock Split and the Authorized Share Reduction, the Board has no knowledge of any other matters to be

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QUESTIONS AND ANSWERS ABOUT THE SPECIAL MEETING AND VOTING

presented for action by the stockholders at the Special Meeting. However, if you return your signed and completed proxy card or VIC or vote by telephone or on the Internet and any other business or matters properly come before the Special Meeting, then the persons named as proxies in the form of proxy will vote the shares represented by each proxy in accordance with their judgment on such matters.

Who will pay for the cost of this proxy solicitation?

We will pay all expenses incurred in connection with the solicitation of proxies to vote at the Special Meeting. We have retained Georgeson LLC, 480 Washington Boulevard, 26th Floor, Jersey City, New Jersey 07310, for an estimated fee of $11,500, plus reimbursement of certain reasonable expenses, to assist in the solicitation of proxies and otherwise in connection with the Special Meeting. We and our proxy solicitor will also request brokers, banks and other nominees holding shares of our common stock beneficially owned by others to send this proxy statement and the proxy card to, and obtain voting instructions from, the beneficial owners and will reimburse the organization for their reasonable expenses in so doing. Solicitation of proxies by mail may be supplemented by telephone, email and other electronic means, advertisements and personal solicitation by our directors, officers and employees. No additional compensation will be paid to directors, officers or employees for the solicitation efforts.

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PROPOSAL

PROPOSAL

The Company is asking its stockholders to adopt and approve the Certificate of Amendment to effect the Reverse Stock Split and the Authorized Share Reduction. Our Board has unanimously approved and declared advisable the Certificate of Amendment and recommends that our stockholders adopt and approve the Certificate of Amendment. The foregoing description of the Certificate of Amendment is a summary and is subject to the full text of the proposed amendment, which is attached to this proxy statement as Annex A.

If stockholders approve this proposal, the Board will cause the Certificate of Amendment to be filed with the Delaware Secretary of State and effect the Reverse Stock Split and the Authorized Share Reduction in order to allow the common stock to continue to trade on the NYSE or subject to the Company’s successful appeal of the NYSE’s delisting determination (see below) or, if unsuccessful in its NYSE Appeal, allow the Company to apply to list on the NASDAQ and will determine in its discretion, the ratio within the range described herein. The Company will not implement the Reverse Stock Split without also effecting the Authorized Share Reduction, and vice versa. No further action on the part of stockholders will be required to implement the Reverse Stock Split or the Authorized Share Reduction.

The Certificate of Amendment will effect a reverse stock split of the outstanding shares of the Company’s common stock at a reverse stock split ratio ranging from any whole number between one-for-five to one-for-fifteen, as determined by our Board of Directors. As of the record date, 146,849,439 shares of our common stock were issued and outstanding. Based on such number of shares of our common stock issued and outstanding, immediately following the effectiveness of the Reverse Stock Split (and without giving any effect to the payment of cash in lieu of fractional shares), we will have, depending on the Reverse Stock Split ratio selected by our Board, the number of issued and outstanding shares of common stock as illustrated in the table under the caption “–Effects of the Reverse Stock Split and the Authorized Share Reduction–Effect on Shares.”

The proposed amendment will also result in a proportionate reduction of the total number of shares of the Company’s common stock that the Company is authorized to issue as illustrated in the table under the caption “–Effects of the Reverse Stock Split and the Authorized Share Reduction–Effect on Shares.” See “–Effects of the Reverse Stock Split and the Authorized Share Reduction–Effect on Shares” for the number of shares of common stock authorized, but not outstanding or reserved that will remain available for issuance immediately following the effectiveness of the Reverse Stock Split and the Authorized Share Reduction.

All holders of the Company’s common stock will be affected proportionately by the Reverse Stock Split and the Authorized Share Reduction.

No fractional shares of common stock will be issued as a result of the Reverse Stock Split. Instead, any stockholder who would have been entitled to receive a fractional share as a result of the Reverse Stock Split will receive cash payments in lieu of such fractional shares. Each common stockholder will hold the same percentage of the outstanding common stock immediately following the Reverse Stock Split as that stockholder did immediately prior to the Reverse Stock Split, except to the extent that the Reverse Stock Split results in stockholders receiving cash in lieu of fractional shares. The par value of our common stock will continue to be $0.001 per share (see “–Effects of the Reverse Stock Split and the Authorized Share Reduction–Reduction in Stated Capital”).

REASONS FOR THE REVERSE STOCK SPLIT

On September 26, 2019, the Company received a letter from the NYSE confirming that the Company’s common stock had been suspended from trading on the NYSE and that the NYSE would commence proceedings to delist the Company’s common stock because of its “abnormally low” price levels. Since receiving the notification, the Company’s common stock has been trading on the OTCQX Best Market, operated by OTC Markets Group Inc. (the “OTCQX”) as of October 4, 2019. As previously announced, the Company has appealed the NYSE’s delisting determination and is currently pursuing that appeal through the appropriate NYSE regulatory process.

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PROPOSAL

The Board believes that current and prospective investors and the brokerage community will view the Company’s common stock more favorably if it is traded on a national securities exchange, such as the NYSE or the NASDAQ. To address both the NYSE’s $1.00 per share average closing price continued listing standard and NASDAQ’s $4 per share minimum bid price initial listing requirement, the Board recommends the Reverse Stock Split. We believe the expected resulting price increase of the Company’s common stock will enhance the acceptability and marketability of the Company’s common stock by institutional investors and brokerage firms. The Reverse Stock Split will reduce the number of the Company’s shares of common stock outstanding and increase the Company’s share price. An increase in the Company’s share price due to the Reverse Stock Split will enable the Company’s common stock to resume trading on the NYSE if the appeal is successful or will allow the common stock to be listed and traded on the NASDAQ, if the appeal is unsuccessful, assuming that all of the NASDAQ listing requirements have been satisfied.

In addition, the Board is confident that the Reverse Stock Split and resulting increase in the price of our common stock will enhance the acceptability of our common stock by the financial community and investing public. The price of a company’s common stock can significantly impact its acceptability by institutional investors, the types of investors who are willing to acquire it and a company’s reputation in the financial community. Many institutional investors view low-priced common stocks as volatile and their policies prohibit them from holding lower-priced stocks in their portfolio, which reduces the number of potential buyers of our common stock. The Reverse Stock Split and expected resulting increase in our share price will help the us meet the minimum requirements of institutional investors and brokerage firms so that we may be considered in their investment portfolios.

Furthermore, the Board has determined that an increase in the Company’s share price due to the Reverse Stock Split will improve the marketability of our common stock. Brokerage firms frequently have internal practices and policies that discourage individual brokers from dealing in lower priced stocks. As a result, analysts at many brokerage firms are reluctant to recommend low-priced stocks to their clients or monitor the activity of low-priced stocks. The structure of brokerage commission payments also makes low-priced stocks unattractive and uneconomic because of the time-consuming procedures required to handle the low-priced stocks. Also, the current share price of our common stock can result in an individual stockholder paying transaction costs that represent a higher percentage of total share value than would be the case if our share price were higher because brokers’ commissions on such stocks generally represent a higher percentage of the stock price than commissions on higher-priced stocks. These factors reduce the willingness of institutions to purchase our stock. The Board believes that an increase in our common stock share price due to the Reverse Stock Split should help allay these concerns and increase the marketability of our common stock.

AUTHORIZED SHARE REDUCTION

As a matter of Delaware law, the implementation of the Reverse Stock Split does not require a reduction in the total number of authorized shares of our common stock. However, if stockholders adopt and approve the amendment to the Restated Certificate of Incorporation to effect the Reverse Stock Split and the Authorized Share Reduction and the Reverse Stock Split is implemented, the authorized number of shares of our common stock also would be reduced as set forth under “–Effects of the Reverse Stock Split and the Authorized Share Reduction–Effect on Shares” below. As a matter of good corporate governance, the Board has decided to reduce the authorized number of shares of common stock in proportion to the Reverse Stock Split ratio. Except for the issuance of shares already approved by stockholders under the Company’s incentive compensation plans, the Company does not have any current plans for use of the Company’s common stock available for issuance.

CRITERIA TO BE USED FOR DETERMINING THE REVERSE STOCK SPLIT RATIO

In determining which Reverse Stock Split ratio to implement following receipt of stockholder approval the Board will consider, among other things, various factors, such as:

•	the historical trading price and trading volume of our common stock;

•	the then-prevailing trading price and trading volume of our common stock and the expected impact of the Reverse Stock Split on the trading market for our common stock in the short- and long-term; and

•	prevailing general market and economic conditions.

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PROPOSAL

CERTAIN RISKS AND POTENTIAL DISADVANTAGES ASSOCIATED WITH THE REVERSE STOCK SPLIT AND THE AUTHORIZED SHARE REDUCTION

We expect the Reverse Stock Split to increase the market price of our common stock. However, the effect of the Reverse Stock Split on the market price of our common stock cannot be predicted with any certainty, and the history of reverse stock splits for other companies in our industry is varied, particularly since some investors may view a reverse stock split negatively. It is possible that the per share price of our common stock after the Reverse Stock Split will not increase in the same proportion as the reduction in the number of our outstanding shares of common stock following the Reverse Stock Split, and the Reverse Stock Split may not result in a per share price that would attract investors who do not trade in lower priced stocks. In addition, although we believe the Reverse Stock Split may enhance the marketability of our common stock to certain potential investors, we cannot assure you that, if implemented, our common stock will be more attractive to investors. Even if we implement the Reverse Stock Split, the market price of our common stock may decrease due to factors unrelated to the Reverse Stock Split, including our future performance and general market conditions in the energy industry.

EFFECTIVE TIME

The effective time of the Reverse Stock Split and the Authorized Share Reduction (the “Effective Time”), if approved by stockholders and implemented by the Company, will be the date and time set forth in the Certificate of Amendment that is filed with the Delaware Secretary of State (which is expected to be shortly after such filing is made with the Delaware Secretary of State). We will implement the Reverse Stock Split promptly after we receive stockholder approval of the proposal.

FRACTIONAL SHARES

Stockholders will not receive fractional shares of common stock in connection with the Reverse Stock Split. Instead, the transfer agent will aggregate all fractional shares and sell them as soon as practicable after the Effective Time at the then-prevailing prices on the open market, on behalf of those stockholders who would otherwise be entitled to receive a fractional share as a result of the Reverse Stock Split. We expect that the transfer agent will conduct the sale in an orderly fashion at a reasonable pace and that it may take several days or longer to sell all of the aggregated fractional shares of our common stock. After the transfer agent’s completion of such sale, stockholders who would have been entitled to a fractional share will instead receive a cash payment from the transfer agent in an amount equal to their respective pro rata shares of the total proceeds of that sale net of any brokerage costs incurred by the transfer agent to sell such stock.

Stockholders will not be entitled to receive interest for the period of time between the Effective Time and the date payment is made for their fractional share interest. You should also be aware that, under the escheat laws of certain jurisdictions, sums due for fractional interests that are not timely claimed after the funds are made available may be required to be paid to the designated agent for each such jurisdiction. Thereafter, stockholders otherwise entitled to receive such funds may have to obtain the funds directly from the state to which they were paid.

If you believe that you may not hold sufficient shares of our common stock at the Effective Time to receive at least one share in the Reverse Stock Split and you want to continue to hold our common stock after the Reverse Stock Split, you may do so by either:

•	purchasing a sufficient number of shares of our common stock; or

•	if you have shares of our common stock in more than one account, consolidating your accounts;

in each case, so that you hold a number of shares of our common stock in your account prior to the Reverse Stock Split that would entitle you to receive at least one share of common stock in the Reverse Stock Split. Shares of our common stock held in registered form and shares of our common stock held in “street name” (that is, through a broker, bank or other nominee) for the same stockholder will be considered held in separate accounts and will not be aggregated when effecting the Reverse Stock Split.

9

PROPOSAL

EFFECTS OF THE REVERSE STOCK SPLIT AND THE AUTHORIZED SHARE REDUCTION

General

After the effective date of the Reverse Stock Split and the Authorized Share Reduction, each stockholder will own a reduced number of shares of common stock. However, the Reverse Stock Split will affect all of our stockholders uniformly and will not affect any stockholder’s percentage ownership interests in the Company, except to the extent that the Reverse Stock Split results in any of our stockholders owning a fractional share as described below. Voting rights and other rights and preferences of the holders of our common stock will not be affected by the Reverse Stock Split (other than as a result of the payment of cash in lieu of fractional shares). For example, a holder of 2% of the voting power of the outstanding shares of our common stock immediately prior to the Reverse Stock Split would continue to hold 2% (assuming there is no impact as a result of the payment of cash in lieu of issuing fractional shares) of the voting power of the outstanding shares of our common stock immediately after the Reverse Stock Split. The number of stockholders of record will not be affected by the Reverse Stock Split (except to the extent that any stockholder holds only a fractional share interest and receives cash for such interest after such Reverse Stock Split).

The principal effects of the Reverse Stock Split and the Authorized Share Reduction will be that:

•

depending on the Reverse Stock Split ratio selected by the Board, the range of 5 to 15 shares of our common stock owned by a stockholder (depending on the Reverse Stock Split ratio selected by the Board), will be combined into one new share of our common stock;

•

no fractional shares of common stock will be issued in connection with the Reverse Stock Split; instead, holders of common stock who would otherwise receive a fractional share of common stock pursuant to the Reverse Stock Split will receive cash in lieu of the fractional share as explained above;

•

depending on the Reverse Stock Split ratio selected by the Board, the total number of authorized shares of our common stock will be reduced from 250,000,000 to a range of 16,666,666 to 50,000,000 as shown in the table below (as described above, this will result in an effective increase in the authorized number of shares of our common stock);

•

based upon the Reverse Stock Split ratio selected by the Board, proportionate adjustments will be made to the per share exercise price, grant price, purchase price and/or the number of shares subject to all then outstanding stock options, restricted stock units, performance share units or other awards (collectively, “Equity Awards”) issued under our Amended and Restated 2004 Directors Restricted Stock Units Plan, 2005 Stock Incentive Plan, 2009 Stock Incentive Plan, 2011 Stock Incentive Plan, Amended and Restated 2013 Stock Incentive Plan or 2016 Incentive Award Plan (each, a “Stock Incentive Plan” and collectively, the “Stock Incentive Plans”), which will result in a proportional decrease in the number of shares of our common stock reserved for issuance upon exercise of such Equity Awards;

•	the number of shares then reserved for issuance under the Stock Incentive Plans will be reduced proportionately based upon the Reverse Stock Split ratio selected by the Board; and

•

the number of stockholders owning “odd lots” of less than 100 shares of our common stock may potentially increase and, although odd lot shares may be more difficult to sell, and brokerage commissions and other costs of transactions in odd lots generally are proportionately higher than the costs of transactions in “round lots” of even multiples of 100 shares, we believe, however, that these potential negative effects are outweighed by the benefits of the Reverse Stock Split.

10

PROPOSAL

Effect on Shares

The following table contains approximate information, based on share information as of November 1, 2019, relating to our outstanding common stock based on the proposed Reverse Stock Split ratios and information regarding our authorized shares assuming that the proposal is approved and the Reverse Stock Split and the Authorized Share Reduction are implemented:

Status	Number of Shares of Common Stock Authorized	Number of Shares of Common Stock Issued and Outstanding	Number of Shares of Common Stock Reserved for Future Issuance	Number of Shares of Common Stock Authorized but Not Outstanding or Reserved

Pre-Reverse Stock Split	250,000,000	146,849,439	9,724,126	93,426,435

Post-Reverse Stock Split 5:1	50,000,000	29,369,887	1,944,825	18,685,287

Post-Reverse Stock Split 10:1	25,000,000	14,684,943	972,412	9,342,643

Post-Reverse Stock Split 15:1	16,666,666	9,789,962	648,275	6,228,429

After the effective date of the Reverse Stock Split that our Board of Directors elects to implement, our common stock would have a new committee on uniform securities identification procedures, or CUSIP number, a number used to identify our common stock.

Our common stock is currently registered under Section 12(b) of the Securities Exchange Act of 1934 (the “Exchange Act”), and we are subject to the periodic reporting and other requirements of the Exchange Act. The implementation of the Reverse Stock Split will not affect the registration of our common stock under the Exchange Act. Our common stock would continue to trade on the OTCQX under the symbol “SPNV” immediately following the Reverse Stock Split and if we are successful in our appeal to the NYSE, our common stock may, in the future, recommence trading on the NYSE. If our appeal to the NYSE is unsuccessful, we will alternatively pursue trading our common stock on the NASDAQ.

Effect on Stock Incentive Plans

Under our Stock Incentive Plans, the number of shares of common stock then subject to the applicable Stock Incentive Plan, including shares subject to then outstanding awards under the Stock Incentive Plan, and the number of shares of our common stock that remain available for future issuance under the Stock Incentive Plans, as applicable, will be reduced by the Reverse Stock Split ratio selected by the Board, rounded down to the nearest whole share, in each case, as determined by the Board. In addition, the exercise price of each outstanding stock option previously granted under the Stock Incentive Plans will be increased in proportion to the same Reverse Stock Split ratio. For purposes of performance-based awards previously granted under the Stock Incentive Plans, measurement of performance results that are based on our total shareholder return for the applicable performance period will take into account the Reverse Stock Split.

Reduction in Stated Capital

Pursuant to the Reverse Stock Split, the par value of the Company’s common stock will remain $0.001 per share. As a result of the Reverse Stock Split, at the Effective Time, the stated capital on the Company’s balance sheet attributable to our common stock will be reduced in proportion to the size of the Reverse Stock Split, subject to a minor adjustment in respect of the treatment of fractional shares, and the additional paid-in capital account will be credited with the amount by which the stated capital is reduced. Our stockholders’ equity, in the aggregate, will remain unchanged.

11

PROPOSAL

Shares Held in Book-Entry and Through a Broker, Bank or Other Nominee

The combination of, and reduction in, the number of our outstanding shares of common stock as a result of the Reverse Stock Split will occur automatically at the Effective Time without any additional action on the part of our stockholders.

Upon the Reverse Stock Split, we intend to treat stockholders holding shares of the Company’s common stock in “street name” (that is, through a broker, bank or other nominee) in the same manner as registered stockholders whose shares of the Company’s common stock are registered in their names. Brokers, banks or other nominees will be instructed to effect the Reverse Stock Split for their beneficial holders holding shares of our common stock in “street name”; however, these brokers, banks or other nominees may apply their own specific procedures for processing the Reverse Stock Split. If you hold your shares of the Company’s common stock with a broker, bank or other nominee, and you have any questions in this regard, we encourage you to contact your broker, bank or nominee.

If you hold registered shares of our common stock in a book-entry form, you do not need to take any action to receive your post-Reverse Stock Split shares of our common stock in registered book-entry form or your cash payment in lieu of fractional shares, if applicable. If you are entitled to post-Reverse Stock Split shares of our common stock, a transaction statement will automatically be sent to your address of record as soon as practicable after the Effective Time indicating the number of shares of our common stock you hold. In addition, if you are entitled to a payment of cash in lieu of fractional shares, a check will be mailed to you at your registered address as soon as practicable after the Effective Time. By signing and cashing this check, you will warrant that you owned the shares of the Company’s common stock for which you received a cash payment. See “–Fractional Shares.”

If you hold any of your shares of our common stock in certificate form, you will receive a transmittal letter from our transfer agent as soon as practicable after the Effective Time. The transmittal letter will be accompanied by instructions specifying how you can exchange your certificate representing the pre-Reverse Stock Split shares of our common stock for either: (1) a certificate representing the post-Reverse Stock Split shares of our common stock or (2) post-Reverse Stock Split shares of our common stock in a book-entry form, evidenced by a transaction statement that will be sent to your address of record as soon as practicable after the Effective Time indicating the number of shares of our common stock you hold, in each case together with any payment of cash in lieu of fractional shares to which you are entitled. Beginning on the effective date of the Reverse Stock Split, each certificate representing pre-Reverse Stock Split shares of our common stock will be deemed for all corporate purposes to evidence ownership of post-Reverse Stock Split shares. If you are entitled to a payment of cash in lieu of fractional shares, payment will be made as described under “–Fractional Shares.”

Stockholders should not destroy any share certificate(s) and should not submit any share certificate(s) until requested to do so.

INTEREST OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON

No officer or director has any substantial interest, direct or indirect, by security holdings or otherwise, in the Reverse Stock Split or the Authorized Share Reduction that is not shared by all of our other stockholders.

VOTE REQUIRED

Under Delaware law, the affirmative vote of the holders of a majority of the shares entitled to vote at the Special Meeting is required to adopt and approve the amendment to our Restated Certificate of Incorporation to effect the Reverse Stock Split and the Authorized Share Reduction. Abstentions will act as a vote against adoption and approval of the amendment to our Restated Certificate of Incorporation to effect the Reverse Stock Split and the Authorized Share Reduction.

The Board recommends that you vote “FOR” the adoption and approval of the amendment to our Restated Certificate of Incorporation to effect the Reverse Stock Split and the Authorized Share Reduction.

12

PROPOSAL

NO APPRAISAL RIGHTS

Under Delaware law, the Restated Certificate of Incorporation and the Company’s by-laws, stockholders have no rights to exercise dissenters’ rights of appraisal with respect to the amendment to our Restated Certificate of Incorporation to effect the Reverse Stock Split and the Authorized Share Reduction.

NO POTENTIAL ANTI-TAKEOVER EFFECT

The rules of the SEC require disclosure and discussion of the effects of any proposal that could be used as an anti-takeover device. As part of this proposal, the Board is proposing to proportionately reduce the number of shares of authorized common stock to a proportionate number between 50,000,000 shares for a Reverse Stock Split at a ratio of one-for-five to 16,666,666 shares for a Reverse Stock Split at a ratio over one-for-fifteen. The reason for the reduction is to preclude a dramatic increase in the number of authorized but unissued shares of our common stock vis-à-vis the outstanding shares of our common stock which could, under certain circumstances, have had an anti-takeover effect. If left at 250,000,000 shares of authorized common stock, the relative increase in our authorized but unissued shares of common stock could potentially deter takeovers, including takeovers that our Board determines are not in the best interest of our stockholders, in that additional shares could be issued (within the limits imposed by applicable law) in one or more transactions that could make a change in control or takeover more difficult. Our Board is not aware of any attempt to take control of our business and has not considered the Reverse Stock Split to be a tool to be utilized as a type of anti-takeover device, and it has determined that a reduction in the number of authorized shares of common stock in the event of a Reverse Stock Split is appropriate.

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE REVERSE STOCK SPLIT

The following discussion is a summary of the material U.S. federal income tax consequences to U.S. Holders (as defined below) of the Reverse Stock Split, but does not purport to be a complete analysis of all potential tax effects. The effects of other U.S. federal tax laws, such as estate and gift tax laws, and any applicable state, local or non-U.S. tax laws are not discussed. This discussion is based on the U.S. Internal Revenue Code of 1986, as amended (the “Code”), Treasury Regulations promulgated thereunder, judicial decisions, and published rulings and administrative pronouncements of the U.S. Internal Revenue Service (the “IRS”), in each case in effect as of the date hereof. These authorities may change or be subject to differing interpretations. Any such change or differing interpretation may be applied retroactively in a manner that could adversely affect a U.S. Holder of our common stock. We have not sought and will not seek any rulings from the IRS regarding the matters discussed below. There can be no assurance the IRS or a court will not take a contrary position to that discussed below regarding the tax consequences of the purchase, ownership and disposition of our common stock.

For purposes of this summary, a “U.S. Holder” is a beneficial owner of shares of our common stock that is (a) an individual who is a citizen of the United States or who is resident in the United States for U.S. federal income tax purposes, (b) an entity that is classified for U.S. federal income tax purposes as a corporation and that is organized under the laws of the United States, any state thereof, or the District of Columbia, or is otherwise treated for U.S. federal income tax purposes as a domestic corporation, (c) an estate the income of which is subject to U.S. federal income taxation regardless of its source, or (d) a trust (i) whose administration is subject to the primary supervision of a court within the United States and all substantial decisions of which are subject to the control of one or more United States persons as described in Section 7701(a)(30) of the Code (“United States persons”), or (ii) that has a valid election in effect under applicable Treasury regulations to be treated as a United States person.

This discussion is limited to U.S. Holders that hold our common stock as a “capital asset” within the meaning of Section 1221 of the Code (generally, property held for investment). This discussion does not address all U.S. federal income tax consequences relevant to a U.S. Holder’s particular circumstances, including the impact of the Medicare contribution tax on net investment income. In addition, it does not address consequences relevant to U.S. Holders subject to special rules, including, without limitation:

•	persons that are not U.S. Holders;

13

PROPOSAL

•	U.S. Holders whose functional currency is not the U.S. dollar;

•	U.S. expatriates and former citizens or long-term residents of the United States;

•	persons subject to the alternative minimum tax;

•	persons holding our common stock as part of a hedge, straddle or other risk reduction strategy or as part of a conversion transaction or other integrated investment;

•	banks, insurance companies, and other financial institutions;

•	brokers, dealers or traders in securities;

•	“controlled foreign corporations,” “passive foreign investment companies,” and corporations that accumulate earnings to avoid U.S. federal income tax;

•	partnerships or other entities or arrangements treated as partnerships for U.S. federal income tax purposes (and investors therein);

•	tax-exempt organizations or governmental organizations;

•	persons deemed to sell our common stock under the constructive sale provisions of the Code;

•	persons who hold or receive our common stock pursuant to the exercise of any employee stock option or otherwise as compensation;

•	tax-qualified retirement plans;

•	“qualified foreign pension funds” as defined in Section 897(l)(2) of the Code and entities all of the interests of which are held by qualified foreign pension funds; and

•	persons subject to special tax accounting rules as a result of any item of gross income with respect to the stock being taken into account in an applicable financial statement.

If an entity treated as a partnership for U.S. federal income tax purposes holds our common stock, the tax treatment of a partner in the partnership will depend on the status of the partner, the activities of the partnership and certain determinations made at the partner level. Accordingly, partnerships holding our common stock and the partners in such partnerships should consult their tax advisors regarding the U.S. federal income tax consequences to them.

THIS DISCUSSION IS FOR INFORMATIONAL PURPOSES ONLY AND IS NOT TAX ADVICE. HOLDERS OF OUR COMMON STOCK SHOULD CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE APPLICATION OF THE U.S. FEDERAL INCOME TAX LAWS TO THEIR PARTICULAR SITUATIONS AS WELL AS ANY TAX CONSEQUENCES OF THE REVERSE STOCK SPLIT ARISING UNDER THE U.S. FEDERAL ESTATE OR GIFT TAX LAWS OR UNDER THE LAWS OF ANY STATE, LOCAL OR NON-U.S. TAXING JURISDICTION OR UNDER ANY APPLICABLE INCOME TAX TREATY.

We intend to take the position that the Reverse Stock Split constitutes a recapitalization for U.S. federal income tax purposes. Assuming the Reverse Stock Split qualifies as a recapitalization:

•

a U.S. Holder’s receipt of cash in lieu of a fractional share of our common stock will result in capital gain or loss, if any, measured by the difference between the cash received and the U.S. Holder’s tax basis allocable to such fractional share;

•	a U.S. Holder will not recognize gain or loss on the Reverse Stock Split, except with respect to any cash in a lieu of a fractional share of our common stock;

•

the aggregate tax basis of the shares of our common stock received by a U.S. Holder in the Reverse Stock Split will be equal to the aggregate tax basis of the shares exchanged therefor (excluding any portion of such basis allocable to a fractional share); and

•	the holding period of the shares of our common stock received by a U.S. Holder in the Reverse Stock Split will include the holding period of the shares exchanged therefor.

14

PROPOSAL

A U.S. Holder may be subject to information reporting and backup withholding when such holder receives cash in lieu of a fractional share of our Common Stock pursuant to the Reverse Stock Split. Certain U.S. Holders are exempt from backup withholding, including corporations and certain tax-exempt organizations. A U.S. Holder will be subject to backup withholding if such holder is not otherwise exempt and such holder:

•	fails to furnish the holder’s taxpayer identification number, which for an individual is ordinarily his or her social security number;

•	furnishes an incorrect taxpayer identification number;

•	is notified by the IRS that the holder previously failed to properly report payments of interest or dividends; or

•

fails to certify under penalties of perjury that the holder has furnished a correct taxpayer identification number and that the IRS has not notified the holder that the holder is subject to backup withholding.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against a U.S. Holder’s U.S. federal income tax liability, if any, provided the required information is timely furnished to the IRS. U.S. Holders should consult their tax advisors regarding their qualification for an exemption from backup withholding and the procedures for obtaining such an exemption.

Our Board unanimously recommends a vote FOR the Proposal.

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OWNERSHIP OF SECURITIES

Principal Stockholders

The following table shows the number of shares of our common stock beneficially owned by holders as of November 1, 2019, known by us to beneficially own more than 5% of the outstanding shares of our common stock. The information in the table is based on our review of filings with the SEC.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class(1)
LJH, Ltd. 377 Neva Lane Denison, Texas 75020	23,820,000(2)	16.22%
Dimensional Fund Advisors LP 6300 Bee Cave Road Austin, Texas 78746	12,873,426(3)	8.77%

(1)	Based on 146,849,439 shares of our common stock outstanding as of November 1, 2019.

(2)

In the Schedule 13D/A filed on October 18, 2019, LJH, Ltd. reported that it has the sole power to dispose or direct the disposition of all the shares reported and the sole power to vote or direct the vote of all the shares reported, as of October 17, 2019.

(3)

In the Schedule 13G/A filed on February 8, 2019, Dimensional Fund Advisors LP reported that it has the sole power to dispose or direct the disposition of all the shares reported and the sole power to vote or direct the vote of 12,467,859 shares, as of December 31, 2018.

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OWNERSHIP OF SECURITIES

Management and Director Stock Ownership

The following table shows the number of shares of our common stock beneficially owned as of November 1, 2019, by our current (i) non-management directors, (ii) NEOs, and (iii) directors and executive officers as a group. The information in the table is based on our review of filings with the SEC. Each person listed below has sole voting and investment power with respect to the shares beneficially owned unless otherwise stated.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership(1)	Percent of Class(2)

NON-MANAGEMENT DIRECTORS

James M. Funk	187,398	*

Terence E. Hall	1,684,340	1.15%

Peter D. Kinnear	627,464	*

Janiece M. Longoria	10,188	*

Michael M. McShane	1,107,631	*

W. Matt Ralls	72,866	*

NAMED EXECUTIVE OFFICERS

David D. Dunlap	3,179,763	2.17%

Westervelt T. Ballard, Jr.	622,923	*

Brian K. Moore	1,932,111	1.32%

A. Patrick Bernard	544,485	*

William B. Masters	600,509	*

ALL DIRECTORS AND EXECUTIVE OFFICERS AS A GROUP (12 Persons)(3)	10,719,243	7.30%

*	Less than 1%.

(1)

Includes the number of shares subject to options that are exercisable within 60 days, as follows: Mr. Hall (668,739); Mr. Dunlap (1,931,182); Mr. Ballard (293,138); Mr. Moore (563,149); Mr. Bernard (440,043); and Mr. Masters (410,982). The total number of shares subject to options that are exercisable within 60 days for all directors and executive officers as a group is 4,318,676.

(2)	Based on 146,849,439 shares of our common stock outstanding as of November 1, 2019.

(3)	Includes stock beneficially owned by all directors and executive officers.

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OTHER BUSINESS

We are not aware of any matters, other than as indicated above, that will be presented for action at the Special Meeting. However, if any other matters properly come before the Special Meeting, the persons named in the enclosed proxy intend to vote such proxy in their discretion on such matters.

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STOCKHOLDER PROPOSALS

If you want us to consider including a proposal in our proxy statement for the 2020 annual meeting pursuant to Rule 14a-8 of the Exchange Act, you must deliver it in writing c/o Secretary, Superior Energy Services, Inc., 1001 Louisiana Street, Suite 2900, Houston, Texas 77002, by December 28, 2019.

Our Bylaws require that stockholders who wish to make a nomination for the election of a director or to bring any other matter before a meeting of the stockholders must give written notice of their intent to our Secretary not more than 120 days and not less than 90 days in advance of the first anniversary of the preceding year’s annual meeting of stockholders. For our 2020 annual meeting, a stockholder’s notice must be received by our Secretary between and including February 7, 2020 and March 8, 2020. Notice must comply with the requirements set forth in our Bylaws. A copy of our Bylaws is available upon request c/o Secretary, Superior Energy Services, Inc., 1001 Louisiana Street, Suite 2900, Houston, Texas 77002. We urge our stockholders to send their proposals by certified mail, return receipt requested.

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WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly, and current reports, proxy statements, and other information, including our financial statements, with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s web site at www.sec.gov and on the investor relations page of our corporate website at www.superiorenergy.com. The Company’s website and the information contained therein or connected thereto are not incorporated into this proxy statement, or in any other filings with, or any information furnished or submitted to, the SEC. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference facilities.

By Order of the Board of Directors,

William B. Masters

Secretary

Houston, Texas

November     , 2019

20

ANNEX A

Amendment to Restated Certificate of Incorporation to Effect the Reverse Stock Split and the Authorized Share Reduction

Article FOURTH of the Restated Certificate of Incorporation of Superior Energy Services, Inc. is hereby amended and restated in its entirety to read as follows (additions are indicated by underlining and deletions are indicated by overstriking):

“FOURTH: The aggregate number of shares which the Corporation shall have authority to issue is Two Hundred Fifty-Five Million (255,000,000) [ ● ]1 shares, of which Two Hundred Fifty Million (250,000,000) [ ● ] shares shall be designated Common Stock, par value $0.001 per share, and Five Million (5,000,000) shares shall be designated Preferred Stock, par value $0.01 per share. The Board of Directors may authorize the issuance from time to time of the Preferred Stock in one or more series with such designations, preferences, qualifications, limitations, restrictions and optional or other special rights (which may differ with respect to each series) as the Board may fix by resolution. Without limiting the foregoing, the Board of Directors is authorized to fix with respect to each series:

(1)	the number of shares which shall constitute the series and the name of the series;

(2)

the rate and times at which, and the preferences and conditions under which, dividends shall be payable on shares of the series, and the status of such dividends as cumulative or non-cumulative and as participating or non-participating;

(3)	the prices, times and terms, if any, at or upon which shares of the series shall be subject to redemption;

(4)	the rights, if any, of holders of shares of the series to convert such shares into, or to exchange such shares for, shares of any other class of stock of the corporation;

(5)	the terms of the sinking fund or redemption or purchase account, if any, to be provided for shares of the series;

(6)

the rights and preferences, if any, of the holders of shares of the series upon any liquidation, dissolution or winding up of the affairs of, or upon any distribution of the assets of, the corporation;

(7)

the limitations, if any, applicable which such series is outstanding, on the payment of dividends or making of distributions on, or the acquisition of, the Common Stock or any other class of stock which does not rank senior to the shares of the series; and

(8)	the voting rights, if any, to be provided for shares of the series.

At 5:00 p.m. Eastern Time on [ ● ]2, 2019 (the “Effective Time”), each [ ● ]3 shares of Common Stock issued and outstanding immediately prior to the Effective Time shall, automatically and without any action on the part of the respective holders thereof, be combined and converted into one fully paid and non-assessable share of Common Stock. From and after the Effective Time, certificates representing shares of Common Stock prior to such combination and conversion shall represent the number of shares of Common Stock into which such Common Stock prior to such combination and conversion shall have been combined and converted at the Effective Time. No fractional shares shall be issued at the Effective Time and, in lieu thereof, the Corporation’s transfer agent shall aggregate all fractional shares and sell them as soon as practicable after the Effective Time at the then-prevailing prices on the open market, on behalf of those stockholders who would otherwise be entitled to receive a fractional share, and after the transfer agent’s completion of such sale, stockholders shall receive a cash payment from the transfer agent in an amount equal to their respective pro rata shares of the total net proceeds of that sale.

[1]	Amount to be set based on reverse stock split ratio set by the Board of Directors.
[2]	To be determined by the Board of Directors.
[3]	To be determined by the Board of Directors.

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Superior Energy Services, Inc. 1001 Louisiana Street, Suite 2900 Houston, TX 77002 www.superiorenergy.com